Exhibit 99.1

www.nortel.com

FOR IMMEDIATE RELEASE	October 17, 2005

For more information:

Media	Investors
Patricia Vernon	(888) 901-7286
(905) 863-1035	(905) 863-6049
patricve@nortel.com	investor@nortel.com

Nortel Announces Mike Zafirovski as President and CEO

TORONTO — Nortel* Networks Corporation [NYSE/TSX: NT] today announced that its Board of Directors appointed Mike S. Zafirovski as president and chief executive officer (CEO).

Zafirovski will succeed Bill Owens as president and CEO on November 15th, 2005.

“Mike Zafirovski has the kind of proven, team-building leadership that has seen him create significant new value during his career in two of the world’s most important global corporations,” said Harry J. Pearce, chairman of the board, Nortel. “He’s the right leader to build on the important work of Bill Owens — and take Nortel to the next level.”

Zafirovski, 51, has a 30-year career of leadership with two of the world’s highest profile corporate innovators, General Electric and Motorola. From 1975 to 2000, Zafirovski served with General Electric in a succession of senior executive positions in a number of the company’s key divisions: president and CEO, GE Lighting; president, GE Capital Mortgage Corporation; and president and CEO, GE Capital Fleet Services. In 2000, Zafirovski joined Motorola, first as president and CEO of the Personal Communications Sector, and from 2002 to 2005, as president and chief operating officer of Motorola.

Pearce saluted outgoing vice chairman and CEO Bill Owens. “At a moment of great challenge and enormous need in the history of this company, the Board turned to one of its own, whose long career embodied the highest levels of trust, integrity and distinguished leadership,” Pearce said. “We needed an experienced, steady hand and Bill delivered. On behalf of our Board, our employees, investors, partners and customers, we will be forever grateful.”

“Bill re-established stability within Nortel and credibility with all its stakeholders. He guided the company in becoming current in its financial reporting and maintained the loyalty of our customers. Mike can now build for the future on the strong foundation Bill Owens has given us,” Pearce said.

Owens added, “As Nortel has said over the past many months ‘We are Playing to Win’ and Mike’s coming on board is a most important step along that path. His proven track record in the global telecom sector and the business world will serve this company, our shareholders and our customers extremely well. I’m proud to have him take the helm.” Owens continued, “We are proud of and pleased with our achievements over the past 19 months. We are on a very stable, solid footing, with a rebuilt and strong senior management team, are back to regular financial reporting, and are growing business in some of the most important markets in the world. The employees, customers and partners of this great company are world class and I am deeply grateful for their support and dedication. At 65, I’m now pleased to turn over this company to a proven leader to drive our success over many years ahead.”

Zafirovski said, “I’ve had the privilege, through my career of working for organizations whose success was based on understanding and leveraging tremendous internal brainpower and human capital. And that’s why I’m so excited about Nortel. I see those same characteristics at play. They’re the foundation of Nortel’s tradition of leadership and innovation, its global presence and its iconic status for technical excellence.”

“Bill is leaving a company uniquely positioned for the future that can capitalize on vital opportunities around the world. His dedication and results are both evident as well as significant, and I thank him for his support and contributions,” continued Zafirovski. “Candidly, there are very few companies that combine Nortel’s rich legacy of innovative leadership and customer base with its enviable position in the world’s most important and fastest growing markets. I’m thrilled to have the opportunity to work with the global and dynamic team of men and women at Nortel.”

Zafirovski, a native of Macedonia, emigrated to the United States in 1969. He is married to Robin, and they have three sons. He is a director of The Boeing Corporation as well as a variety of philanthropic and educational institutions.

Zafirovski has also been appointed president and CEO of Nortel Networks Limited, (NNL), the Company’s principal operating subsidiary, and a director to the Boards of the Company and NNL, effective November 15, 2005.

Upon leaving Nortel, Bill Owens will continue his engagements around the world in serving on various boards, in promoting good governance, and will continue to pursue entrepreneurial endeavors as well as his philanthropic interests.

The Company will hold a press conference at 1:00 PM EDT on Monday, October 17, 2005. For all other parties there will be a webcast available of the press conference. To take part in the webcast (listen-only mode), please visit http://www31.nortelnetworks.com/webcast.cgi?id=3653.

About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Serving both service provider and enterprise customers, Nortel delivers innovative technology solutions encompassing end-to-end broadband, Voice over IP, multimedia services and applications, and wireless broadband designed to help people solve the world’s greatest challenges. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain information included in this press release is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the outcome of regulatory and criminal investigations and civil litigation actions related to Nortel’s restatements and the impact any resulting legal judgments, settlements, penalties and expenses could have on Nortel’s results of operations, financial condition and liquidity, and any related potential dilution of Nortel’s common shares; the findings of Nortel’s independent review and implementation of recommended remedial measures; the outcome of the independent review with respect to revenues for specific identified transactions, which review will have a particular emphasis on the underlying conduct that led to the initial recognition of these revenues; the restatement or revisions of Nortel’s previously announced or filed financial results and resulting negative publicity; the existence of material weaknesses in Nortel’s internal control over financial reporting and the conclusion of Nortel’s management and independent auditor that Nortel’s internal control over financial reporting is ineffective, which could continue to impact Nortel’s ability to report its results of operations and financial condition accurately and in a timely manner; the impact of Nortel’s and NNL’s failure to timely file their financial statements and related periodic reports, including Nortel’s inability to access its shelf registration statement filed with the United States Securities and Exchange Commission (SEC); ongoing SEC reviews, which may result in changes to Nortel’s and NNL’s public filings; the impact of management changes, including the termination for cause of Nortel’s former CEO, CFO and Controller in April 2004; the sufficiency of Nortel’s restructuring activities, including the work plan announced on August 19, 2004 as updated on September 30, 2004 and December 14, 2004, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; cautious or reduced spending by Nortel’s customers; increased consolidation among Nortel’s customers and the loss of customers in certain markets; fluctuations in Nortel’s operating results and general industry, economic and market conditions and growth rates; fluctuations in Nortel’s cash flow, level of outstanding debt and current debt ratings; Nortel’s monitoring of the capital markets for opportunities to improve its capital structure and financial flexibility; Nortel’s ability to recruit and retain qualified employees; the use of cash collateral to support Nortel’s normal course business activities; the dependence on Nortel’s subsidiaries for funding; the impact of Nortel’s defined benefit plans and deferred tax assets on results of operations and Nortel’s cash flow; the adverse resolution of class actions, litigation in the ordinary course of business, intellectual property disputes and similar matters; Nortel’s dependence on new product development and its ability to predict market demand for particular products; Nortel’s ability to integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; barriers to international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization and consolidation in the telecommunications industry; changes in regulation of the Internet; the impact of the credit risks of Nortel’s customers and the impact of customer financing and commitments; general stock market volatility; negative developments associated with Nortel’s supply contracts and contract manufacturing agreements, including as a result of using a sole supplier for a key component of certain optical networks solutions; the impact of Nortel’s supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; any undetected product defects, errors or failures; and the future success of Nortel’s strategic alliances. For additional information with respect to certain of these and other factors, see the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed by Nortel with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel.